EXHIBIT 99.09

FEDERAL DEPOSIT INSURANCE CORPORATION

Washington, D.C. 20429

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2006

BANK OF THE CAROLINAS

(Exact name of registrant as specified in its charter)

NORTH CAROLINA	34903-8	56-2087402
(State or other jurisdiction of incorporation)	(FDIC Ins. Cert. Number)	(IRS Employer Identification No.)

135 Boxwood Village Drive Mocksville, North Carolina	27028
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 751-5755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Item 7.01 Regulation FD Disclosure

On July 19, 2006, Bank of the Carolinas issued a news release announcing the results of operations for the three and six months ended June 30, 2006. A copy of the news release is being furnished as Exhibit 99.1 to this Report.

Item 9.01. Financial Statements and Exhibits.

Exhibits. The following exhibit is being furnished with this Report:

Exhibit No.	Exhibit Description
99.1	Copy of our press release dated July 19, 2006

Disclosures About Forward Looking Statements

Statements in this Report and exhibits relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in our Annual Report on Form 10-KSB and in other documents filed by us with the Federal Deposit Insurance Corporation from time to time. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of our customers, actions of government regulators, the level of market interest rates, the competitive nature of the financial services industry and our ability to compete effectively against other financial institutions in our banking market, the level of market interest rates, general economic conditions, and other developments or changes in our business that we do not expect. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have no obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

BANK OF THE CAROLINAS
(Registrant)

Date: July 19, 2006	By:	/S/ Eric E .Rhodes
Eric E. Rhodes
Chief Financial Officer

PRESS RELEASE

For Immediate Release

Bank of the Carolinas Reports Increased Second Quarter Earnings

MOCKSVILLE, NORTH CAROLINA, July 19, 2006 - - - Bank of the Carolinas (Nasdaq Capital Market: BCAR), today reported financial results for the three months and six months ended June 30, 2006.

For the three month period ended June 30, 2006, the Bank reported net income of $841,000, an increase of 52.4% when compared to $552,000 in the second quarter of 2005. Diluted earnings per share increased to $.21 for the second quarter, a 50.0% increase when compared to $.14 per diluted share for the same period in 2005.

For the six months ended June 30, 2006, the Bank reported net income of $1,645,000, an increase of 64.2% when compared to $1,002,000 in the six month period in 2005. Diluted earnings per share increased to $.42 for the six month period, a 68.0% increase when compared to $.25 per diluted share for the same period in 2005.

Total assets at June 30, 2006 amounted to $424.7 million, an increase of 22.7% when compared to the June 30, 2005 amount of $346.1 million. Net loans increased 21.5% over the prior year to $330.3 million while deposits grew to $350.0 million, a 23.0% increase over the prior year. The allowance for loan losses was 1.05% of total loans as of June 30, 2006 and net charges-offs for the year were 0.07% of average loans outstanding.

Bank of the Carolinas is a state chartered bank headquartered in Mocksville, NC with offices in Advance, Asheboro, Carthage, Cleveland, Harrisburg, King, Landis, and Lexington. Common stock of the Bank is traded on the Nasdaq Capital Market under the symbol BCAR.

This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Bank of the Carolinas undertakes no obligation to revise these statements following the date of this press release.

For further information contact:

Eric E. Rhodes

Chief Financial Officer

Bank of the Carolinas

(336) 751-5755

Bank of the Carolinas

Balance Sheets

(In Thousands—Unaudited)

	June 30,
	2006	2005
Assets
Cash and Due from Banks	$4,367	$4,671
Interest-Bearing Deposits in Banks	6,558	152
Federal Funds Sold	3,784	6,331
Securities Available for Sale	54,031	41,601

Loans	333,777	274,630
Less, Allowance for Loan Losses	(3,504)	(2,831)

Total Loans, Net	330,273	271,799
Properties and Equipment	11,402	10,119
Other Assets	14,236	11,381

Total Assets	$424,651	$346,054

Liabilities

Non-interest Bearing Demand Deposits	$29,732	$22,496
Interest Bearing Demand Deposits	67,612	51,674
Savings Deposits	11,673	12,899
Time Deposits	241,028	197,643

Total Deposits	350,045	284,712

Borrowings	37,000	26,500
Other Liabilities	1,808	1,047

Total Liabilities	388,853	312,259

Shareholders' Equity
Common Stock, Par Value $5 Per Share:
Authorized 15,000,000 Shares; Issued 3,825,192 Shares in 2006 and 3,168,047 Shares in 2005	19,126	15,840
Additional Paid-In Capital	11,425	14,548
Retained Earnings	5,845	3,601
Accumulated Other Comprehensive Loss	(598)	(194)

Total Shareholders' Equity	35,798	33,795

Total Liabilities and Shareholders' Equity	$424,651	$346,054

Bank of the Carolinas

Statements of Income

(In Thousands Except Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Interest Income
Interest and Fees on Loans	$6,558	$4,449	$12,363	$8,275
Interest on Securities	544	348	1,021	667
Fed Funds Sold	31	11	169	27
Deposits in Other Banks	5	8	6	12

Total Interest Income	7,138	4,816	13,559	8,981

Interest Expense
Deposits	2,993	1,626	5,669	2,952
Borrowed Funds	374	266	645	436

Total Interest Expense	3,367	1,892	6,314	3,388

Net Interest Income	3,771	2,924	7,245	5,593
Provision for Loan Losses	180	283	297	526

Net Interest Income After Provision for Loan Losses	3,591	2,641	6,948	5,067

Other Income
Customer Service Fees	245	208	466	392
Mortgage Loan Broker Fees	22	55	81	90
Increase in CSV of Life Insurance	51	50	100	102
Other Income	50	20	78	44

Total Other Income	368	333	725	628

Noninterest Expense
Salaries and Benefits	1,462	1,161	2,817	2,286
Occupancy and Equipment	335	303	672	598
Other Noninterest Expense	854	669	1,628	1,289

Total Noninterest Expense	2,651	2,133	5,117	4,173

Income Before Income Taxes	1,308	841	2,556	1,522
Income Taxes	467	289	911	520

Net Income	$841	$552	$1,645	$1,002

Earnings Per Share (1)
Basic	$0.22	$0.15	$0.43	$0.26
Diluted	$0.21	$0.14	$0.42	$0.25

Weighted Average Shares Outstanding (1)
Basic	3,825,192	3,794,015	3,825,192	3,792,113
Diluted	3,964,660	3,955,579	3,963,642	3,954,889

(1)	Share and per share data reflect a 6-for-5 stock split effected October 28, 2005.

Bank of the Carolinas

Performance Ratios

	Six Months Ended June 30,
	2006	2005	Change*
Financial Ratios
Return On Average Assets	0.83%	0.65%	18	BP
Return On Average Shareholders' Equity	9.36%	6.02%	334
Net Interest Margin	3.92%	3.89%	3

Asset Quality Ratios
Net-chargeoffs to Average Loans	0.07%	0.16%	(9	)BP
Nonperforming Loans To Total Loans	0.69%	0.99%	(30)
Nonperforming Assets To Total Assets	0.86%	0.90%	(4)
Allowance For Loan Losses To Total Loans	1.05%	1.03%	2

*	BP denotes basis points.